UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 12, 2007

CAREGUIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22319	16-1476509
(Commission File No.)	(IRS Employer Identification No.)

4401 N.W. 124th Avenue

Coral Springs, Florida 33065

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 796-3714

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 17, 2007, CareGuide, Inc. (the “Company”) issued a press release announcing its financial results for the nine months ended December 31, 2006. A copy of this press release is attached hereto as Exhibit 99.1.

In the press release, the Company uses earnings from continuing operations before interest, taxes, depreciation and amortization, or EBITDA from continuing operations, as a measure of performance. EBITDA (loss) from continuing operations is a non-GAAP financial measure. Given that EBITDA from continuing operations is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA from continuing operations may not be comparable to other similarly titled measures of other companies.

The Company provides non-GAAP financial information such as EBITDA from continuing operations in order to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core current financial performance and its prospects for the future. The Company believes that its investors benefit from seeing its results “through the eyes” of management in addition to the GAAP presentation. Management believes that EBITDA from continuing operations is a supplemental tool often used by investors and analysts to analyze and compare companies. The Company has historically provided EBITDA from continuing operations to its investors, and therefore the Company believes that presenting this non-GAAP financial measure also provides consistency in its financial reporting.

EBITDA from continuing operations has limitations as an analytical tool, and therefore investors should not consider it in isolation or as a substitute for analyses of the Company’s results as reported under GAAP. In order to effectively use EBITDA from continuing operations, investors should consider increasing or decreasing trends in this measure. Investors should always consider the Company’s net income, operating income and net income from continuing operations, in conjunction with EBITDA from continuing operations. When evaluating EBITDA from continuing operations, investors should consider some of its limitations, including the following:

•	EBITDA from continuing operations does not reflect the Company’s cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA from continuing operations does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•

EBITDA from continuing operations does not reflect depreciation or amortization, and although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA from continuing operations does not reflect any cash requirements for such replacements;

•

EBITDA from continuing operations does not reflect tax payments, and because the payment of taxes is a necessary element of the Company’s operations, any measure that excludes tax expense has material limitations;

•

EBITDA from continuing operations does not reflect the impact of earnings or charges resulting from business operations that the Company has categorized as discontinued operations, and because it exits certain businesses from time to time this has material limitations on its usefulness as a comparative measure; and

•	Other companies in the Company’s industry may calculate EBITDA from continuing operations differently than it does, limiting its usefulness as a comparative measure.

In accordance with General Instruction B.2. of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 12, 2007, the Company undertook certain restructuring initiatives, which are expected to reduce employee headcount in an effort to reduce operating costs. The Company expects that such restructuring initiatives will be completed by the end of the third fiscal quarter of 2007, and in connection with such initiatives, the Company expects to incur severance and one-time termination benefits expenses in the aggregate amount of approximately $0.5 million, all of which will be in the form of future cash expenditures.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 16, 2007, the Company has appointed Dr. Julie A. Meek as its Executive Vice President and Chief Operating Officer. Dr. Meek was previously serving as the Company’s Chief Science Officer. Information relating to Dr. Meek, including the terms of her employment agreement with the Company, were described in Item 5.02 of the Company’s Current Report on Form 8-K filed with the Commission on December 12, 2006, which information is incorporated herein by reference. In connection with Dr. Meek’s appointment as Chief Operating Officer of the Company, her annual salary has been increased to $215,000.

In connection with the appointment of Dr. Meek as the Company’s principal operating officer, Ann Boughtin, the Company’s Executive Vice President, is no longer serving in the capacity of Chief Operating Officer, effective as of April 16, 2007. Ms. Boughtin will report directly to the Company’s Chief Executive Officer and will remain employed with the Company during a transition period that is not expected to exceed six months. Ms. Boughtin will continue to be compensated in accordance with her existing employment agreement.

Item 8.01. Other Events.

Restatement of Prior Period Financial Statements

The Company has concluded that, as a result of an accounting error relating to an office lease to which the Company is a party, certain of the Company’s consolidated financial statements relating to prior periods should be restated. The Company is party to an operating lease for office space located in New York, New York that was entered into in May 2000 and has a term through July 2010. In December 2003 and March 2006, the Company entered into sublease agreements as a result of which the Company no longer occupies the premises. The rental payments to be received by Company under the subleases are less than the rental payments the Company is required to make under the primary lease agreement through the remainder of the primary lease term, and therefore this office lease has no further economic benefit to the Company. The Company should have recorded a liability in prior periods, at the time of execution of the subleases, equal to the fair value of the remaining lease payments by the Company, as reduced by the fair value of the remaining sublease payments to the Company. The initial liability should have been recorded during the fiscal year ended March 31, 2004, which liability would have been reduced in subsequent periods. As a result, the restatement affects all of the Company’s financial statements that have been filed for fiscal periods commencing with the year ended March 31, 2004 and continuing through the year ended March 31, 2006, including interim periods therein, and for the quarterly periods ended June 30, 2006 and September 30, 2006.

During the fiscal years ended March 31, 2006, 2005 and 2004, as a result of the restatement, the Company has recorded additional income (expense) of $(0.2) million, $0.2 million, and $(1.8) million, respectively. For the year ended March 31, 2006, the Company’s net loss from continuing operations per common share, both basic and diluted, increased from $0.13 to $0.14 as a result of the restatement. For the years ended March 31, 2005 and 2004, the Company’s consolidated financial statements were the historical financial statements of CCS Consolidated, Inc., a private company, and therefore the Company believes that per share information for these periods in not meaningful to investors.

The Company’s Transition Report on Form 10-KSB for the transition period from April 1, 2006 to December 31, 2006, as filed with the SEC on April 17, 2007, includes restated consolidated financial statements for the year ended March 31, 2006, restated quarterly financial data for the quarterly periods during the fiscal years ended March 31, 2006 and for the quarterly periods ended June 30, 2006 and September 30, 2006, and restated unaudited selected financial data for the years ended March 31, 2006, 2005 and 2004.

One Care Street Press Release

On April 17, 2007, the Company issued a press release relating to its One Care Street™ product. A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release, dated April 17, 2007, “CareGuide Announces Improvement in Operating Results.”
99.2	Press Release, dated April 17, 2007, “Results Show Predictive Modeling Reverses Spiraling Healthcare Costs, Produces Average 5.1% Cost Decline.”

                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2007	CAREGUIDE, INC. By: /s/ Chris E. Paterson Chris E. Paterson President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release, dated April 17, 2007, “CareGuide Announces Improvement in Operating Results.”
99.2	Press Release, dated April 17, 2007, “Results Show Predictive Modeling Reverses Spiraling Healthcare Costs, Produces Average 5.1% Cost Decline.”